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                                                                   EXHIBIT 10.15

                       SELLER NOTE MODIFICATION AGREEMENT
                                   NUMBER TWO

BETWEEN:

MAKER:       Accent Optical Technologies, Inc.
             (Formerly Accent Semiconductor Technologies, Inc.)

And

PAYEE:       Bio-Rad Laboratories, Inc.

And

BANK:        Comerica Bank (successor by merger to Comerica Bank- California)

SELLER NOTE: That certain Seller Note of Maker in favor of Payee in the original principal amount of $8,000,000 dated July 31, 2000, as modified by that certain Seller Note Modification Agreement dated December 18, 2002.

                                    RECITALS

         a.       Payee is the holder of the Seller Note.

         b.       Maker desires to extend the maturity date of the Seller Note.

         c. Payee is willing to accommodate Maker's desire to extend the maturity date in exchange for the commencement of interest payments in cash commencing in 2004.

         d. Bank is willing to consent to this Seller Note Modification Agreement Number Two ("Second Modification") in exchange for and in conjunction with Maker entering into the Third Amendment to Loan and Security Agreement.

                                    AGREEMENT

         Maker, Payee and Bank agree as follows:

1. The "Maturity Date", as that term is defined in the Seller Note, is extended from July 31, 2005 until July 31, 2007.

Seller Note Modification Agreement Number Two                             PAGE 1

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2.       The third paragraph of the Seller Note, beginning with "Anything contained in this Note . . . " is replaced in its entirety to read as follows:

         During the period commencing on the date of issuance of this Note and ending on the June 30, 2003 Interest Payment Date, Maker had the option, on each Interest Payment Date arising within said time period, in lieu of paying accrued and unpaid interest in cash, to instead increase the principal amount of this Note in an aggregate amount equal to the amount of such accrued and unpaid interest which would otherwise be due (the amount of each such increase being "Additional Principal"). On each such Interest Payment Date Maker did elect to increase principal in lieu of paying interest in cash, and said Additional Principal is due and payable on the Maturity Date.

         On the December 31, 2003 Interest Payment Date, Maker hereby elects, in lieu of paying accrued and unpaid interest in cash, to increase the principal amount of this Note in an aggregate amount equal to the amount of such accrued and unpaid interest which would otherwise be due (the amount of the December 31, 2003 increase being "12/31/03 Additional Principal")

         Following the December 31, 2003 Interest Payment Date, Maker will no longer have the option to roll accrued and unpaid interest into the principal balance of this Note.

         On the June 30, 2004 Interest Payment Date, Maker will pay to Payee, in cash, in one lump sum, the following amounts:

         (i) accrued and unpaid interest from January 1, 2004 to June 30, 2004; and

         (ii)     the 12/31/03 Additional Principal.

         Thereafter, until the Maturity Date, on each Interest Payment Date Maker will pay to Payee accrued and unpaid interest in cash.

3. Except as specifically addressed in this Second Modification, all other terms and conditions of the Seller Note remain in full force and effect.

4. This Second Modification may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Second Modification.

Seller Note Modification Agreement Number Two                             PAGE 2

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6.       Nothing herein shall prevent or estop the Bank from declaring a default, if applicable, under the terms of that certain Loan and Security Agreement with Maker dated December 18, 2002, as amended.

Effective as of the 20th day of November 2003.

MAKER:                                 PAYEE:

Accent Optical Technologies, Inc.      Bio-Rad Laboratories, Inc.

By:   /s/                              By:  /s/
    -------------------------------        ------------------------------------
Its: CFO                               Its: Vice President and General Counsel

BANK:
Comerica Bank

By:  /s/
    ------------------------------
Its: Vice President

Seller Note Modification Agreement Number Two                             PAGE 3